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                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY




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                               PURCHASE AGREEMENT



                                  $150,000,000



                   150,000 Units of 14% Senior Notes due 2007
            and Warrants to Purchase 5,250,000 Shares of Common Stock


                                       of


                    INTERAMERICAS COMMUNICATIONS CORPORATION





                          Dated as of October 21, 1997





                               UBS SECURITIES LLC





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                                                                October 21, 1997



UBS SECURITIES LLC
299  PARK AVENUE
NEW YORK, NEW YORK  10171

Ladies and Gentlemen:

                  1. Issuance of Securities. InterAmericas Communications Corporation, a Texas corporation (the "Company"), proposes to issue and sell to UBS Securities LLC (the "Initial Purchaser") 150,000 units (the "Units") consisting in the aggregate of $150,000,000 in aggregate principal amount of its 14% Senior Notes due 2007 (the "Notes") and warrants (the "Warrants") to purchase 5,250,000 shares of common stock, par value $.001 per share ("Common Stock"), of the Company (the "Warrant Shares"), subject to the terms and conditions set forth herein. The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement"), to be dated the Closing Date, between the Company and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"). The Notes and the Warrants will not trade separately until the earliest to occur of (i) April 27, 1998; (ii) such earlier date as may be determined by the Initial Purchaser;
(iii) the occurrence of a Change of Control; and (iv) the date of effectiveness of the Exchange Offer Registration Statement (as defined herein) (such earliest date, the "Separation Date"). The Units, the Notes and the Warrants are more fully described in the Offering Memorandum referred to below. The Notes and the 14% Senior Notes due 2007 (the "New Senior Notes") issuable in exchange therefor are collectively referred to herein as the "Senior Notes." The Units, the Senior Notes and the Warrants are collectively referred to herein as the "Securities." The offering of the Securities by the Company is referred to herein as the "Offering." Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture and the Registration Rights Agreement (as defined below), as the case may be.

                  2. Offering Documents. The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering memorandum, dated October 8, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated October 21, 1997 (the "Offering Memorandum" and, together with the Preliminary Offering Memorandum, the "Offering Documents"), relating to the Company and the Securities.

                  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Units, the Notes, the Warrants and the Warrant Shares (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

               "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
               SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE

               OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (b) TO THE COMPANY, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Purchase Agreement (this "Agreement"), and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchaser the Units, and the Initial Purchaser agrees to purchase from the Company the Units on the Closing Date. In addition, the Company agrees to issue to the Initial Purchaser on the Closing Date 2,250,000 warrants to purchase 2,250,000 shares of Common Stock of the Company with terms substantially similar to the Warrants to be issued in the Offering as additional compensation in connection with the Offering.

                  4. Terms of Offering. (a) The Initial Purchaser has advised the Company that it will make offers (the "Exempt Resales") of the Units purchased hereunder on the terms set forth in the Offering Documents, as amended or supplemented, solely (i) to persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs") and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchaser will offer the Units to Eligible Purchasers initially at the price set forth herein. Such price may be changed at any time without notice.

                  (b) Holders (including subsequent transferees) of the Senior Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (the form of which is attached as Exhibit A hereto) and holders (including subsequent transferees) of the Warrants will have the registration rights set forth in the warrant registration rights agreement (the "Warrant Registration Rights Agreement"), to be dated the Closing Date (the form of which is attached as Exhibit A hereto), for so long as such Notes, Warrants or any Warrant Shares constitute "Transfer Restricted Securities" (as defined in each such agreement, respectively). Pursuant to

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the Registration Rights Agreement, the Company will agree to file with the
Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the New Senior Notes to be offered in exchange for the Notes (the "Exchange Offer") and (ii) under certain conditions, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Senior Notes, and to use its best efforts to cause such registration statements to be declared effective and to consummate the Exchange Offer. Pursuant to the Warrant Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Warrant Shelf Registration Statement") relating to the resale by certain holders of the Warrants and the Warrant Shares, and to use its best efforts to cause such Warrant Shelf Registration Statement to be declared effective.

                  (c) Pursuant to the Indenture, on the Closing Date, the Company will purchase and pledge to the Trustee, for the benefit of the holders of the Notes, Government Securities (the "Pledged Securities") in such amount as will be sufficient to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Company to the Trustee, for the benefit of the holders of Senior Notes, pursuant to the Proceeds Pledge and Escrow Agreement (the "Proceeds Pledge and Escrow Agreement"), to be dated the Closing Date, and will be held by the Trustee in an account (the "Pledge Account") established with the Trustee pursuant to the Proceeds Pledge and Escrow Agreement.

                  (d) Pursuant to the Proceeds Pledge and Escrow Agreement, the Company will also pledge and escrow $63.0 million of the net proceeds of the Offering (the "Collateral Funds") as security for all obligations of the Company under the Senior Notes and the Indenture. The Collateral Funds will be deposited in an account (the "Collateral Account") under the Trustee's exclusive dominion and control pending application of such funds by the Company for the payment of
(1) Permitted Expenditures, (2) in the event of a Change of Control, the Change of Control Payment and (3) in the event of a Special Offer to Purchase or a Special Mandatory Redemption, the purchase or redemption price in connection therewith.

                  This Agreement, the Securities, the Warrant Shares, the Indenture, the Warrant Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement and the Proceeds Pledge and Escrow Agreement are sometimes referred to herein collectively as the "Operative Documents."

                  (e) Prior to the Offering, the Company entered into (i) an agreement (the "Iusatel Agreement") to acquire (the "Iusatel Acquisition") the outstanding capital stock of Iusatel Chile, S.A. ("Iusatel") and (ii) the Mutual Release and Settlement Agreement, dated October 4, 1997 (the "Settlement Agreement"), among the Company, Maroon Bells Capital Partners, Inc., Theodore Swindels, Paul Moore and Phillip Magiera.

                  (f) Concurrent with the Offering, the Company will (i) repay all of its indebtedness under (A) the Company's $1,500,000 aggregate principal amount of 7% Convertible Debentures due February 3, 2000 (the "7% Debentures") and the Company's $2,000,000 aggregate principal amount of 8% Convertible Debentures due April 30, 1998 (the "8% Debentures" and, together with the 7% Debentures, the "Debentures"), (B) the Company's $950,000 aggregate principal amount of 10% Senior Notes (the "Bridge Notes") and (C) the revolving credit line, dated as of April 1, 1997 (the "Credit Line"), between Hewster Servicios Intermedios, S.A. and Citibank-Chile, and (ii) pay certain fees and expenses incurred in connection with the Offering.



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                  5.       Delivery and Payment. Delivery to the Initial
Purchaser of and payment for the Units shall be made at 10:00 a.m., New York City time, on October 27, 1997 (the "Closing Date"), at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or such other time or place as the Initial Purchaser and the Company shall designate.

                  One or more Units in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Units sold pursuant to Exempt Resales to Eligible Purchasers (collectively, the "Global Unit"), each such Global Unit consisting of $1,000 aggregate principal amount of Notes in definitive form, registered in the name of Cede & Co., as nominee of DTC (the "Global Note"), and one Warrant in definitive form to purchase 35 shares of Common Stock, registered in the name of Cede & Co., as nominee of DTC (the "Global Warrant"), shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser so directs), against payment by the Initial Purchaser of the purchase price therefor, by wire transfer of immediately available funds to the Company's account or as directed in writing by the Company, provided that the Company shall give at least two business days' prior written notice to the Initial Purchaser of the information required to effect such wire transfer. The Global Unit shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

                  6. Agreements of the Company. The Company hereby agrees with the Initial Purchaser:

                  (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 6(f) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 6(c) below that makes any statement of a material fact made in the Offering Documents untrue or that requires any additions to or changes in the Offering Documents in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. Subject to the Initial Purchaser's compliance with its representations and warranties and agreements set forth in Section 8 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.



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                  (c)      During such period as in the opinion of counsel for
         the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser for so long as any Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and
         (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                  (d) If, during the period referred to in Section 6(c) above, any event shall occur or condition shall exist as a result of which, in the reasonable opinion of counsel to the Initial Purchaser or counsel to the Company, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchaser or counsel to the Company, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

                  (e) So long as the Senior Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Senior Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding fiscal year, certified by the Company's independent public accountants and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year, each prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

                  (f) To cooperate with the Initial Purchaser and its counsel in connection with the qualification of the Units, the Notes and the Warrants for offer and sale by the Initial Purchaser under the state securities or Blue Sky laws of such U.S. jurisdictions as the Initial Purchaser may reasonably request; to continue such qualification in effect so long as required for the Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, however that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, other than as to matters and transactions relating to the Exempt Resales, in any jurisdiction where it is not now so subject.



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                  (g)      So long as the Senior Notes are outstanding, to
         furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Company to its security holders generally or furnished to or filed with the Commission, the Nasdaq Stock Market, Inc. or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchaser may reasonably request.

                  (h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated under Section 11 hereof, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Offering Documents (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of all Operative Documents, all preliminary and final Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered by the Company in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by the Company of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification, which fees and disbursements shall equal $20,000), (v) furnishing such copies of the Offering Documents, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales,
         (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's and Iusatel's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Securities in the National Association of Securities Dealers, Inc. Automated Quotation System -- PORTAL ("PORTAL"), (ix) the rating of the Securities by rating agencies, (x) all fees and expenses (including fees and expenses of


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         counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer, (xi) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture, the Senior Notes and the Proceeds Pledge and Escrow Agreement, (xii) the reasonable fees and expenses of the Warrant Agent and its counsel in connection with the Warrant Agreement and the Warrants and (xiii) the performance by the Company of its other obligations under this Agreement. For the avoidance of doubt, other than as provided in clause
         (iv) of this Section 6(h), the Company shall not be responsible for any fees and expenses of the Initial Purchaser's counsel.

                  (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or Eligible Purchasers of the Units, the Notes or the Warrants or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.

                  (j) For so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any Eligible Purchaser, beneficial owner or holder of any Securities in connection with any sale thereof and any prospective purchaser of such Securities, the information required by Rule 144A(d)(4) under the Securities Act.

                  (k) To use its best efforts to effect the inclusion of the Securities in PORTAL and to obtain approval of the Securities by DTC for "book-entry" transfer.

                  (l) To the extent permitted by applicable law, not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

                  (m) To apply the net proceeds from the sale of the Units to be sold hereunder in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (n) To do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

                  (o) Not to distribute prior to the Closing Date any offering material in connection with the offering and sale of the Units other than the Offering Documents.

                  (p) To cause the Exchange Offer to be made in the appropriate form to permit registered New Senior Notes to be offered in exchange for the Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.



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                  (q)      To comply with all of its agreements set forth in the
         Registration Rights Agreement, the Warrant Registration Rights
         Agreement and the Proceeds Pledge and Escrow Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

                  (r) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                  (s) Not to take, and to cause its affiliates not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (t) Not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Securities or any other debt or equity security issued by the Company for a period of 180 days after the Closing Date (the "Lock-Up Period"), without the prior written consent of the Initial Purchaser, except for the issue and exchange of New Senior Notes for Notes in the Exchange Offer and the issue of Warrant Shares upon exercise of the Warrants by holders thereof.

                  (u)      To comply with the agreements in each Operative
         Document.

                  (v) To take such steps as shall be necessary to ensure neither the Company nor any of its subsidiaries shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act").

                  (w) To reserve and continue to reserve as long as any Warrants are outstanding, a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

                  7. Representations and Warranties of the Company and each of its Subsidiaries. The Company and each of its subsidiaries, jointly and severally, represent and warrant to the Initial Purchaser that:

                  (a) The Offering Documents have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date does not and as of the Closing Date will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances which they were made, not misleading, except that the representations and warranties contained in this Section 7(a) shall not apply to statements or omissions in the Offering Documents (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein. No stop order preventing the use of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.



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

                  (b) Each of the Company and its subsidiaries (1) has been duly organized, is validly existing as a corporation or the equivalent under the laws of Chile or Peru, as applicable, in good standing under the laws of its jurisdiction of organization, (2) has all corporate power and authority (or the equivalent power and authority in Chile or Peru, as applicable) to carry on its business as it is described in the Offering Documents and to own, lease and operate its properties, and
         (3) is duly qualified and in good standing as a foreign corporation or the equivalent under the laws of Chile or Peru, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to this clause (3), where the failure of the Company and its subsidiaries to be so qualified or in good standing does not and could not reasonably be expected to (A) individually or in the aggregate, result in a material adverse effect on the assets, liabilities, business, results of operations, condition (financial or otherwise), cash flows, affairs or prospects of the Company and its subsidiaries, taken as a whole or (B) in any manner draw into question the validity of this Agreement, any other Operative Document, the Iusatel Agreement or the Settlement Agreement or the ability of the Company and its subsidiaries to conduct their respective businesses as in the manner set forth in the Offering Memorandum (any of the events set forth in clauses (A) or (B), a "Material Adverse Effect"). After giving effect to the Iusatel Acquisition, each of the Company and its subsidiaries (1) will be duly organized, will be validly existing as a corporation or the equivalent under the laws of Chile or Peru, as applicable, in good standing under the laws of its jurisdiction of organization, (2) will have all corporate power and authority (or the equivalent power and authority in Chile or Peru, as applicable) to carry on its business as it is described in the Offering Documents and to own, lease and operate its properties, and (3) will be duly qualified and in good standing as a foreign corporation or the equivalent under the laws of Chile or Peru, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to this clause (3), where the failure to be so qualified or in good standing does not and could not reasonably be expected to have a Material Adverse Effect.

                  (c) Each of the Company and its subsidiaries, as applicable, has all requisite corporate power and authority (or the equivalent power and authority in Chile or Peru, as applicable) (1) to execute, deliver and perform its respective obligations under this Agreement, each other Operative Document, the Iusatel Agreement, the Settlement Agreement and to consummate the transactions contemplated hereby and thereby, and (2) to authorize, issue, sell and deliver the Securities as provided herein and in the other Operative Documents.

                  (d) The entities listed on Schedule 1 hereto are the only direct and indirect subsidiaries of the Company. Except as set forth on
         Schedule 1 hereto, the Company owns all of the outstanding capital stock of each of its subsidiaries and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except such as are described in the Offering Memorandum; and all of such capital stock was not issued in violation of any preemptive or similar rights. Except as disclosed in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of the Company or any of its subsidiaries. At June 30, 1997, after giving effect to the issuance and sale of the Units, the Company had an authorized and outstanding consolidated capitalization as set forth in the Offering Memorandum under the caption "Capitalization." Except as set forth on Schedule 1 hereto and as set forth in the Offering Memorandum, after giving effect to the Iusatel Acquisition, the Company will own all of the outstanding capital stock of each of its subsidiaries and all such capital stock will be duly authorized and validly issued and will be fully paid and nonassessable, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect; and all of such capital stock will not be issued in violation of any preemptive or similar rights. Except as disclosed in the Offering Memorandum and after giving effect to the Iusatel Acquisition, there will be no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of the Company or any of its subsidiaries.

                  (e) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are full paid and nonassessable and not the subject of any preemptive or similar rights.

                  (f) This Agreement has been duly authorized and validly executed by each of the Company and its subsidiaries and (assuming the due execution and delivery hereof by the Initial Purchaser) is the legally valid and binding agreement of each of the Company and its subsidiaries, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

                  (g) The Company has duly authorized the Indenture and, when the Company has duly executed and delivered the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The description of the Indenture in the Offering Memorandum is accurate in all material respects. The Indenture is in a form which would meet, in all material respects, the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (h) The Company has duly and validly authorized the Units. The Company has duly authorized the Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, the Notes will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The description of the Notes in the Offering Memorandum is accurate in all material respects.

                  (i) The Company has duly authorized the issuance of the New Senior Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with the terms of the Exchange Offer and the Indenture, the New Senior Notes will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The description of the New Senior Notes in the Offering Memorandum is accurate in all material respects.

                  (j) The Company has duly authorized the Registration Rights Agreement and, when the Company has duly executed and delivered the Registration Rights Agreement (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), the Registration Rights Agreement will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors,
         (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and
         (iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The description of the Registration Rights Agreement in the Offering Memorandum is accurate in all material respects.

                  (k) The Company has duly authorized the Warrant Agreement and, when the Company has duly executed and delivered the Warrant Agreement (assuming the due authorization, execution and delivery thereof by the Warrant Agent), the Warrant Agreement will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The description of the Warrant Agreement in the Offering Memorandum is accurate in all material respects.

                  (l) The Company has duly authorized the Warrants and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms hereof and thereof, the Warrants will be entitled to the benefits of the Warrant Agreement and will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The description of the Warrants in the Offering Memorandum is accurate in all material respects.

                  (m) The Warrants are exercisable into Warrant Shares in accordance with the terms of the Warrant Agreement. The Company has duly authorized and reserved for issuance the Warrant Shares and, when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights.

                  (n) The Company has duly authorized the Warrant Registration Rights Agreement and, when the Company has duly executed and delivered the Warrant Registration Rights Agreement (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), the Warrant Registration Rights Agreement will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The description of the Warrant Registration Rights Agreement in the Offering Memorandum is accurate in all material respects.

                  (o) The Company has duly authorized the Proceeds Pledge and Escrow Agreement and, when the Company has duly executed and delivered the Proceeds Pledge and Escrow Agreement (assuming the due authorization, execution and delivery thereof by the Trustee), the Proceeds Pledge and Escrow Agreement will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The description of the Proceeds Pledge and Escrow Agreement in the Offering Memorandum is accurate in all material respects. Upon the Company's purchase of the Pledged Securities, the Company will be the sole beneficial owner of the Pledged Securities and no lien will exist upon the Pledged Securities, the Pledge Account, the Collateral Funds or the Collateral Account (and no right or option to acquire the same will exist in favor any other person or entity), except for the pledge and security interest in favor of the Trustee, for the benefit of the holders of the Senior Notes, to be created or provided in the Proceeds Pledge and Escrow Agreement, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Pledged Securities, the Pledge Account, the Collateral Funds and the Collateral Account.

                  (p) The Company has duly and validly authorized, executed and delivered the Iusatel Agreement and the Iusatel Agreement is the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The description of the Iusatel Agreement in the Offering Memorandum is accurate in all material respects.

                  (q) The Company has duly and validly authorized, executed and delivered the Settlement Agreement and the Settlement Agreement is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The description of the Settlement Agreement in the Offering Memorandum is accurate in all material respects.

                  (r) Except as otherwise set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries is and, after giving affect to the Iusatel Acquisition, neither the Company nor its subsidiaries will be, (A) in violation of its charter or bylaws,
         (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its assets or properties is subject or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or authority (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Telecommunications Act") and any other applicable domestic or foreign telecommunications laws, the rules and regulations of the Federal Communications Commission (the "FCC") and any other applicable domestic or foreign regulatory agencies and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) that is applicable to the Company or any of its subsidiaries or their respective assets or properties (whether owned or leased) other than, in the case of clauses (B) and (C) above, any default or violation that could not reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute such a default under any such document or instrument that could reasonably be expected to have a Material Adverse Effect.

                  (s) The execution, delivery and performance by each of the Company and its subsidiaries, as applicable, of this Agreement, the other Operative Documents, the Iusatel Agreement and the Settlement Agreement, the issuance and sale of the Securities and the consummation of the transactions described in the Offering Memorandum will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default) or result in the imposition of a lien or encumbrance on any assets or properties of the Company or any of its subsidiaries or an acceleration of indebtedness of the Company or any of its subsidiaries pursuant to, (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective assets or properties is bound, (C) any statute, rule or regulation (including, without limitation, the Telecommunications Act and any other applicable domestic or foreign telecommunications laws, the rules and regulations of the FCC and any other applicable domestic or foreign regulatory agencies and environmental laws, statutes, ordinances, rules or regulations) that is applicable to the Company or any of its subsidiaries or any of their respective assets or properties, or (D) any judgment, order or decree of any court or governmental agency or authority that has jurisdiction over the Company or any of its subsidiaries or their respective assets or properties, except in the case of clauses (B), (C) and (D) insofar as any such violation, conflict, breach, default, lien, encumbrance or acceleration that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  (t) Other than as described in the Offering Memorandum, no consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any domestic or foreign court or governmental agency, body or administrative agency or other person is required for the execution, delivery and performance by each of the Company and each of its subsidiaries of this Agreement, the other Operative Documents, the Iusatel Agreement and the Settlement Agreement, the issuance and sale of the Securities and the consummation of the transactions described in the Offering Memorandum except (i) such as have been obtained and made (or, in the case of the Registration Rights Agreement and the Warrant Registration Rights Agreement, will be obtained and made) and (ii) such as to which the failure to be obtained or made could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  (u) Except as otherwise set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or, after giving effect to the Iusatel Acquisition, will be, a party or to which the business, assets or property of the Company or any of its subsidiaries are or, after giving effect to the Iusatel Acquisition, will be, subject, (B) no statute, rule, regulation or order (including, without limitation, the Telecommunications Act, any other applicable domestic or foreign telecommunications laws and the rules and regulations of the FCC and any other applicable domestic or foreign regulatory agencies) that has been enacted, adopted or issued by any governmental agency or governmental body, (C) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is, or after giving effect to the Iusatel Acquisition, will be, subject or to which the business, assets or property of the Company or any of its subsidiaries are, or after giving effect to the Iusatel Acquisition, will be, subject that would, in the case of clauses (A), (B) and (C), reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is no legal or administrative proceedings, statutes, contracts or documents concerning the Company or any of its subsidiaries of a character that would be required to be described in a registration statement on Form S-1 under the Securities Act that is not described in the Offering Documents.

                  (v) No action has been taken and no local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 6(f) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                  (w) There is and, after giving effect to the Iusatel Acquisition, will be, (i) no unfair labor practice complaint pending or threatened against the Company or any of its subsidiaries before any federal, state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement pending or threatened against the Company or any of its subsidiaries, (ii) no significant strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its subsidiaries, that in the case of clauses
         (i), (ii) or (iii), could reasonably be expected to result in a Material Adverse Effect. To the best of the Company's knowledge, no collective bargaining organizing activities are, or after giving effect to the Iusatel Acquisition, would be, taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated, or after giving effect to the Iusatel Acquisition, would have violated, (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which in the case of clauses (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

                  (x) None of the Company or any of its subsidiaries has violated and, after giving effect to the Iusatel Acquisition, will have violated, any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks and, after giving effect to the Iusatel Acquisition, will be any permit, license or other approval required of it under applicable Environmental Laws or is or, after giving effect to the Iusatel Acquisition, would be violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

                  (y) Each of the Company and its subsidiaries has and, after giving effect to the Iusatel Acquisition, will have (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as could not have, individually or in the aggregate, a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which any of them is or, after giving effect to the Iusatel Acquisition, will be, a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all domestic and foreign federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business as presently conducted and, after giving effect to the Iusatel Acquisition, will be conducted, by any of them in the manner described in the Offering Memorandum, except as described in the Offering Memorandum or where the failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and
         (iv) no reason to believe that any domestic or foreign governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are and, after giving effect to the Iusatel Acquisition, will be, valid and in full force and effect and each of the Company and its subsidiaries is and, after giving effect to the Iusatel Acquisition, will be, in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which the Company and its subsidiaries is and, after giving effect to the Iusatel Acquisition, will be, a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder and no defaults by the landlord are and, after giving effect to the Iusatel Acquisition, will be, existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

                  (z) Each of the Company and its subsidiaries owns, possesses or has and, after giving effect to the Iusatel Acquisition, will own, possess or have, the right to employ all patents, patent rights, licenses (including all domestic and foreign, federal, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") employed by the Company or any of its subsidiaries in connection with the businesses now operated or proposed to be operated by the Company or any of its subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any of its subsidiaries or Iusatel has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not and, after giving effect to the Iusatel Acquisition, will not, infringe on the rights of any person, except such as could not have a Material Adverse Effect.

                  (aa) None of the Company, any of its subsidiaries or Iusatel or, to the Company's knowledge, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries or Iusatel (or assist the Company or any of its subsidiaries or Iusatel in connection with any actual or proposed transaction) which (i) might subject the Company, any of its subsidiaries or Iusatel, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, could reasonably be expected to have had a Material Adverse Effect on the assets, business or operations of the Company or any of its subsidiaries or (iii) if not continued in the future, could reasonably be expected to have a Material Adverse Effect.

                  (bb) All tax returns required to be filed by the Company, each of its subsidiaries and Iusatel in all jurisdictions have been so filed. All taxes, including, but not limited to, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities and that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. There are no proposed additional tax assessments against the Company, any of its subsidiaries or Iusatel, or the assets or property of the Company, any of its subsidiaries or Iusatel.

                  (cc) None of the Company or any of its subsidiaries is or, after giving effect to the Iusatel Acquisition, will be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Holding Company Act.

                  (dd) The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, each of its subsidiaries and their businesses. Neither the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof.

                  (ee) Neither the Company nor any of its subsidiaries (or any agent thereof acting on the behalf of any of them) has taken, and none of them will take, any action that might cause this Agreement, the issuance or sale of the Securities, the application of the proceeds from the Offering and the consummation of the transactions described in the Offering Memorandum to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case, as in effect now or as the same may hereafter be in effect on the Closing Date.

                  (ff) None of the Company, any of its subsidiaries nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company and its subsidiaries make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Units.

                  (gg) The Units offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (hh) The sale of the Units pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (ii) The Company, it subsidiaries and their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company and its subsidiaries make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering the Units outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h) under the Securities Act.

                  (jj) The Company is a "reporting issuer," as defined in Rule 902 under the Securities Act.

                  (kk) Except as otherwise set forth in this Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement or the Offering Memorandum, there are no holders of securities of the Company or any of its subsidiaries, which by reason of the execution of this Agreement or any other Operative Document and the consummation of the transactions contemplated hereby or thereby, have the right to request or demand that the Company or any of its subsidiaries register any of its securities under the Securities Act.

                  (ll) When the Securities are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (mm) Each of Price Waterhouse LLP ("Price Waterhouse") and Langton Clarke Y Cya.

         Ltda.\Coopers & Lybrand ("C&L") are independent public accountants with respect to the Company and Iusatel, as applicable, as required by the Securities Act.

                  (nn) The historical financial statements, together with related notes forming part of the Offering Documents (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Securities Act that are applicable to registration statements filed on Form S-1 and present fairly the consolidated financial position, results of operations and cash flows of the entities covered thereby, at the respective dates or for the respective periods to which they apply; such historical financial statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the pro forma financial statements, together with related notes forming part of the Offering Documents (and any amendment or supplement thereto), have been prepared on a basis consistent with the historical statements, except for the unaudited pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Offering Documents and this Agreement; and the other historical, financial and statistical information and data set forth in the Offering Documents (and any amendment or supplement thereto) is, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the entities covered thereby.

                  (oo) Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (pp) No registration under the Securities Act of the Units, the Notes or the Warrants is required for the sale of the Units to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Units in the Exempt Resales are either QIBs or Regulation S Purchasers and (ii) the accuracy of the Initial Purchaser's representations regarding the absence of general solicitation in connection with the sale of the Units to the Initial Purchaser and the Exempt Resales contained herein. No form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) was used by the Company, any of its affiliates or any of their representatives in connection with the offer and sale of the Units or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Securities have been issued and sold by the Company or any of its subsidiaries within the six-month period immediately prior to the date hereof.

                  (qq) Set forth on Schedule 2 hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Units to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation made in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Documents under the caption "Notice to Investors."

                  (rr)     None of the Company or any of its subsidiaries has
         (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, the Notes or the Warrants or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Units, the Notes or the Warrants or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (ss) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any other person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

                  (tt) Except as disclosed in the Offering Memorandum, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission (assuming for purposes of this Section 7(at) that Regulation S-K is applicable to the Offering Memorandum).

                  (uu) Since the respective dates as of which information is given in the Offering Documents, except as otherwise stated in the Offering Documents, (A) neither the Company nor any of its subsidiaries has or, after giving effect to the Iusatel Acquisition, would have, sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are or, after giving effect to the Iusatel Acquisition, could be, material with respect to the Company and its subsidiaries, taken as a whole, (C) there has not been and, after giving effect to the Iusatel Acquisition, will not have been, any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company and its subsidiaries, (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock and (E) there are and, after giving effect to the Iusatel Acquisition, will be, no liabilities or obligations of the Company or any of its subsidiaries, direct or indirect, contingent or matured, which, individually or in the aggregate, are material to the Company and its subsidiaries, taken as a whole.

                  (vv) The present fair saleable value of the assets of the Company and its subsidiaries, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of the Company and its subsidiaries as they become absolute and matured. The assets of the Company and its subsidiaries, taken as a whole, do not constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted. The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature.

         The Company does not intend to permit any of its subsidiaries to incur debts beyond its respective ability to pay such debts as they mature. Upon consummation of the Offering, the present fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) as they become absolute and matured, the assets of the Company on a consolidated basis will not constitute unreasonably small capital to carry out its business as now conducted or as proposed to be conducted, including the capital needs of the Company and its subsidiaries, taking into account the projected capital requirements and capital availability of the Company and its subsidiaries.

                  (ww) The Company and each of its subsidiaries has, and after giving effect to the Iusatel Acquisition, will have, complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (xx) Each certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

                  The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to
Section 10 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  8. Initial Purchaser's Representations and Warranties. The Initial Purchaser represents and warrants as follows:

                  (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units.

                  (b)      The Initial Purchaser (i) is not acquiring the

         Units with a view to any distribution thereof or with any present intention of offering or selling any of the Units in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and
         (ii) will be reoffering and reselling the Units only to (A) QIBs in reliance on an exemption from the registration requirements of the Securities Act provided by Rule 144A and (B) in offshore transactions in reliance upon Regulation S under the Securities Act.

                  (c) No form of general solicitation or general advertising has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Units, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) In connection with Exempt Resales, the Initial Purchaser will solicit offers to buy the Units only from, and will offer to sell the Units only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Units only to, and will solicit offers to buy the Units only from (i) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and
         (ii) Regulation S Purchasers, in each case, that agree that (A) the Units, the Notes and the Warrants purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the

         Securities Act, if applicable) under the Securities Act, as in effect on the date of the transfer of such Units, Notes or Warrants, only (I) to the Company or any of the Subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (III) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 of the Securities Act, (IV) in a transaction meeting the requirements of Rule 144 under the Securities Act, (V) to an institutional "accredited investor," as defined in Rule 501(a)(1),
         (2), (3) or (7) of Regulation D under the Securities Act (each, an "Accredited Institution") that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Unit, Note or Warrant (the form of which is substantially the same as Exhibit C to the Indenture) and an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (VI) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and
         (B) they will deliver to each person to whom such Units, Notes or Warrants or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) None of the Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Units.

                  (f) The Units offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Units offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (h) The Initial Purchaser further represents and agrees that (1) it has not offered or sold and will not offer or sell any Units, Notes or Warrants to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Units, the Notes or the Warrants, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Units, the Notes and the Warrants in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Units, the Notes and the Warrants to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (i) The Initial Purchaser agrees that it will not offer, sell or deliver any of the Units in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Units in such jurisdictions. The Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                  (j) The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Units in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Units pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Units, except such advertisements as are permitted by and include the statements required by Regulation S.

                  (k) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Units by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
                  (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

         The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 10 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

                  9. Indemnification. (a) Each of the Company and its subsidiaries jointly and severally agrees to indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company or its subsidiaries will be liable in any such case to an Indemnified Person insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use therein; provided, further, that with respect to any untrue statement or omission made in the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Indemnified Person to the extent that such losses, claims, damages or liabilities is a result of the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person prior to, concurrently with or promptly following the sale of such Notes to such person, and (ii) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum.

                  (b) In case any action shall be brought against any Indemnified Person, based upon any Offering Document or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and its subsidiaries, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Each Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for such Indemnified Person, which firm shall be designated in writing by such Indemnified Person, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company but if settled with the Company's written consent, the Company agrees to indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if
(i) such settlement is entered into more than forty-five business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (c) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors and officers, and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Company Indemnified Parties"), to the same extent as the foregoing indemnity from the Company and its subsidiaries to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing by the Initial Purchaser expressly for use in the Offering Documents. In case any action shall be brought against any Company

Indemnified Party in respect of which indemnity may be sought against the Initial Purchaser, the Initial Purchaser shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser), and the Company Indemnified Parties shall have the rights and duties given to the Initial Purchaser by Section 9(b) hereof.

         (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchaser, on the other hand, bear to the total price to investors of the Units, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the discounts and commissions received by it exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  10. Conditions of Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase the Units under this Agreement is subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 9:00 a.m., New York City time, on October 23, 1997, or at such later date and time as the Initial Purchaser may approve in writing.

                  (c) No stop order suspending the qualification or exemption from qualification of the Units, the Notes and the Warrants for sale in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or be pending, or, to the knowledge of the Company, be contemplated.

                  (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of any of the Units, the Notes and the Warrants; no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would have a Material Adverse Effect; and no stop order preventing the use of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

                  (e) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum,
         (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Change.

                  (f) The Initial Purchaser shall have received certificates of the Company, dated the Closing Date, signed on behalf of the Company by (i) the President and (ii) the Chief Financial Officer of the Company confirming, as of the Closing Date, the matters set forth in Sections 10(a), (b), (c), (d) and (e).

                  (g) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date (satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), of Baker & McKenzie, counsel for the Company, substantially in the form set forth in Exhibit B hereto. The opinion of Baker & McKenzie described in this
         Section 10(g) shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

                  (h) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

                  (i) The Initial Purchaser shall have received from Price Waterhouse, independent public accountants for the Company, and C&L, independent public accountants for Iusatel, customary comfort letters, dated as of the date of this Agreement and as of the Closing Date, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Offering Documents.


                  (j) The Initial Purchaser shall have received the opinion of Price Waterhouse in respect of the Company's audited consolidated financial statements, which opinion shall be issued without a qualification as to the Company's ability to continue as a going concern.

                  (k) The Initial Purchaser shall have received a list of each employee pension or benefit plan with respect to which the Company or any of its subsidiaries or any corporation considered an affiliate of any of them within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person.

                  (l) Counsel to the Initial Purchaser shall have been furnished with such documents as it may reasonably require for the purpose of enabling it to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

                  (m) Prior to the Closing Date, the Company and its subsidiaries shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

                  (n) The Company, the Trustee and the Warrant Agent, as applicable, shall have entered into each of the Operative Documents, the Initial Purchaser shall have received counterparts, conformed as executed, thereof and each Operative Document shall be in full force and effect.

                  (o) The Company shall have prepared financing statements naming the Company as debtor and the Trustee, on behalf and for the benefit of the holders of the Senior Notes, together with all schedules thereto, on the appropriate forms and shall have filed such financing statements with the appropriate filing offices along with the payment of all related filing fees. Confirmation of such filings and payments shall be provided to the Initial Purchaser and its counsel.

                  (p) The Closing (as defined in the Iusatel Agreement) shall have occurred as set forth in the Iusatel Agreement and as described in the Offering Memorandum.

                  (q) The Settlement Agreement shall be in full force and effect and each of Paul Moore and Philip Magiera shall have resigned from the Company's Board of Directors pursuant to the terms of the Settlement Agreement.

                  (r) All outstanding amounts of indebtedness under the Debentures, the Bridge Notes and the Credit Line shall have been repaid in full and the Initial Purchaser shall have received evidence satisfactory to it of such repayment.

                  (s) Each officer and director of the Company shall have furnished to the Initial Purchaser, prior to the Closing Date, a letter or letters, in form and substance satisfactory to counsel for the Initial Purchaser, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of or pledge (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person during the Lock-Up Period of) any common stock of the Company during the Lock-Up Period, without the prior written consent of the Initial Purchaser.

                  (t) The Initial Purchaser shall have received the opinion of Price Waterhouse or another nationally recognized firm of independent accountants selected by the Company that the amount of Pledged Securities, upon receipt of scheduled interest and principal payments of such securities, will be sufficient to provide for payment in full of the first six scheduled interest payments due on the Senior Notes.

                  (u) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by each of them at or prior to the Closing Date.

                  All opinions, certificates, letters and other documents required to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser. The Company will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and other documents as the Initial Purchaser shall reasonably request.

                  11. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

                  This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchaser by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Offering Documents, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in the Initial Purchaser's sole judgment, make it impracticable to market the Units on the terms and in the manner contemplated in the Offering Documents, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's sole judgment, is material and adverse and would, in the Initial Purchaser's sole judgment, make it impracticable to market the Units on the terms and in the manner contemplated in the Offering Documents, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or national market system, (iv) the enactment, publication, decree or other promulgation of any federal, state or foreign statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchaser's sole opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or its subsidiaries, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which in the Initial Purchaser's sole opinion has a material adverse effect on the financial markets in the United States.

                  12. Reimbursement of Fees and Expenses. If this Agreement shall be terminated because of the failure of any of the conditions set forth in
Section 10(a) or any of Sections 10(e) through 10(t) or if for any reason the Company shall be unable or unwilling to consummate the Offering, the Company, by its execution and delivery hereof, agrees to reimburse the Initial Purchaser for
(i) all of the fees and expenses described in Section 6(h) hereof which may have been paid by the Initial Purchaser and (ii) all out-of-pocket expenses (including the fees and expenses of counsel to the Initial Purchaser), notwithstanding anything to the contrary herein, incurred by the Initial Purchaser in connection herewith.

                  13. Agreement of the Initial Purchaser. The Initial Purchaser agrees that, upon receipt of any written notice from the Company of the existence of any fact or the happening of any event that requires the making of any additions to or changes in any offering memorandum, registration statement, prospectus or any amendment or supplement thereto in order that such document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date such document was delivered, not misleading, the Initial Purchaser shall forthwith discontinue disposition of the applicable securities pursuant to such document until the Initial Purchaser receives from the Company copies of a supplemented or amended document that the Company states in writing may be used by the Initial Purchaser or until the Initial Purchaser is advised in writing by the Company that the use of such document may be resumed.

                  14. Notices. Notices given pursuant to any provision of this Agreement shall be mailed, delivered or telecopied and confirmed in writing as follows: (a) if to the Company and/or its subsidiaries, to InterAmericas Communications Corporation, 1221 Brickell Avenue, Suite 900, Miami, Florida 33131, Attention: Patricio Northland, telecopy number: (305) 377-6791, with a copy to Baker & McKenzie, 701 Brickell Avenue, Suite 1600, Miami, Florida, 33131, Attention: Andrew Hulsh, Esq., telecopy number: (305) 789-8953, and (b) if to the Initial Purchaser, to UBS Securities LLC, 299 Park Avenue, New York, NY 10171, telecopy number: (212) 969-7746, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, Attention: Marc D. Jaffe, Esq., telecopy number: (212) 751-4864, or in any case to such other address or telecopy number as the person to be notified may have requested in writing.

                  15.      Miscellaneous.

                  (a) The respective indemnities, contribution agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any party hereto or any indemnified person, (ii) acceptance of the Units and payment for them hereunder and (iii) termination of this Agreement.

                  (b) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchaser, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from the Initial Purchaser merely because of such purchase.

                  (c) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

                  (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  (e) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to a written instrument executed by the Company and the Initial Purchaser.

                  (f) The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

                  (g) The Company and each of its subsidiaries hereby irrevocably and unconditionally:

                           (i)      submits itself and its property to any legal
action or proceeding relating to this Agreement and the other Operative Documents to which it is a party, or for recognition and enforcement of any judgement in respect of this Agreement or any other Operative Documents, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts for such state and federal courts;

                           (b)      consents that any such action or proceeding
may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (c)      agrees that service of process in any such
action or proceeding may be effected by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set below its signature to this Agreement or at such other address as the Company shall have notified the Initial Purchaser;

                           (d)      agrees that nothing in this Agreement shall
affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                           (e)      waives, to the maximum extent permitted by
law, any right it may have to claim or recover any special exemplary, punitive or consequential damages in any legal proceeding that relates to, or that arises from, this Agreement, any other Operative Document or any other document made, delivered or given in connection with this Agreement or any other Operative Document.

                         [signatures on following page]

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, each of its subsidiaries and the Initial Purchaser.

                          Very truly yours,

                          INTERAMERICAS COMMUNICATIONS CORPORATION


                          By:
                              --------------------------------------
                              Name:
                              Title:


                          HEWSTER CHILE, S.A.


                          By:
                              --------------------------------------
                              Name:
                              Title:

                          RED DE SERVICIOS DE TELECOMUNICACIONES, S.A.


                          By:
                              --------------------------------------
                              Name:
                              Title:



Acknowledged and accepted on the date
first described herein.

UBS SECURITIES LLC



By:
    --------------------------------------
    Name:
    Title: